UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 4, 2012
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd
Milpitas, California  95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 4, 2012, Sigma Designs, Inc., a California corporation (the “Company”) completed its acquisition of assets from Trident Microsystems, Inc. and certain of its subsidiaries (collectively referred to as “Trident”) used in or related to Trident’s digital television and PC television businesses (the “DTV Business”) for a purchase price of $21.0 million plus additional cash consideration of $21.2 million as a result of adjustments based on the closing current asset balance of the DTV Business, plus the assumption of certain liabilities pursuant to an Asset Purchase Agreement dated March 23, 2012 (the “Purchase Agreement”).  At closing, the Company received $19.5 million of inventory at various stages of completion, $13.4 million of accounts receivable, $5.5 million of equipment and various assets, $2.1 million of prepaid expenses and $1.7 million of development projects in process.

Pursuant to the Purchase Agreement, the Company acquired all of Trident’s DTV Business products, certain licensed intellectual property rights, specified tangible assets and other assets specified in the Agreement.  The Company also acquired the right to use facilities of Trident under short-term facilities use agreements for facilities located in Shanghai, China; Beijing, China; The Netherlands; Taiwan and California.  The Company hired approximately 320 employees whose services are used in the DTV Business. The Company and Trident have also enter into a transition services agreement pursuant to which Trident will provide certain services to the Company following the closing. The Company will also receive transition support services from the purchaser of Trident’s set-top box business.

The foregoing description of the terms of the Purchase Agreement, as amended, is qualified in its entirety by reference to the Purchase Agreement and Amendment No. 1 thereto, copies of which are included hereto as Exhibit 2.1 and Exhibit 2.2, and incorporated herein by reference in their entirety.

On May 7, 2012, the Company issued a press release announcing the successful completion of the acquisition, a copy of which is filed as Exhibit 99.1 hereto.

Item 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a) Financial Statement of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit	Description

2.1	Asset Purchase Agreement dated March 23, 2012 by and between Sigma Designs, Inc. and Trident Microsystems, Inc. and certain of its subsidiaries. (1)
2.2	Amendment to Asset Purchase Agreement dated May 4, 2012 by and between Sigma Designs, Inc. and Trident Microsystems, Inc. and certain of its subsidiaries.
99.1	Press release issued by Sigma Designs, Inc. dated May 7, 2012.

(1) Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2012		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated March 23, 2012 by and between Sigma Designs, Inc. and Trident Microsystems, Inc. and certain of its subsidiaries. (1)

2.2	Amendment to Asset Purchase Agreement dated May 4, 2012 by and between Sigma Designs, Inc. and Trident Microsystems, Inc. and certain of its subsidiaries.

99.1	Press release issued by Sigma Designs, Inc. dated May 7, 2012.

(1) Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2012.